Exhibit 10.1

EXECUTION VERSION

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Termination Agreement”) is made and entered into effective as of the Termination Effective Date by and between IMMUNOMEDICS, INC., a Delaware corporation (“IMMU”), and SEATTLE GENETICS, INC., a Delaware corporation (“SGEN”).  Each of IMMU and SGEN may be referenced herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties previously entered into that certain Development and License Agreement, dated February 10, 2017 (the “License Agreement”);

WHEREAS, the Parties now desire to terminate such License Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of these premises and other terms and conditions set forth herein, the Parties agree as follows:

1                      DEFINITIONS

1.1                     Each capitalized term used herein, but not defined, shall have the meaning as specified in the License Agreement.

1.2                     In addition, the following terms have the meanings set forth below:

1.2.1                    “Claims” means all past and present disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including without limitation (a) any unknown, unsuspected or undisclosed claim; (b) any claim or right that may be asserted or exercised in a capacity as a stockholder, director, officer or employee, or in any other capacity; and (c) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

1.2.2                    “Released Claims,” when used herein with respect to a Party or any of its Related Persons, means and includes each and every Claim that in any way relates to or arises under the License Agreement, or the process and negotiations leading up to the License Agreement, the Stock Purchase Agreement, the Registration Rights Agreement, the Warrant, or the Warrant Certificate including the facts alleged in the case captioned venBio Select Advisor LLC v. Goldenberg, 2017-0180-JTL (Del. Ch.) (the “Action”), that such Party or any of its Related Persons may have had in the past or may now have against the other Party or its Related Persons; provided, however, that the Released Claims shall exclude any and all rights to seek and obtain enforcement of, or a remedy arising out of the breach or non-performance of, any representation, warranty, covenant or agreement set forth in or any obligation provided for in this Termination Agreement (including any of the surviving provisions of the License Agreement set forth in Section 2.3 below), the Stock Purchase Agreement, the Registration Rights Agreement, the Warrant, or the Warrant Certificate, in each case as amended (as applicable), from and after the Termination Effective Date.

1.2.3                    “Related Persons,” when used herein with respect to a Party, means each of such Party’s officers, members, directors, shareholders, successors, predecessors, assigns, representatives, attorneys, agents, affiliates, employees, parents, subsidiaries, beneficiaries, executors, heirs, administrators, and/or any other person or entity acting under its direction or control.

1.2.4                    “Stock Purchase Agreement” mean the stock purchase agreement entered into by the Parties on February 10, 2017 whereby SGEN purchased 3,000,000 shares of IMMU Common Stock.

1.2.5                    “Warrant” means the warrant agreement relating to the warrant to purchase up to 8,655,804 shares of Common Stock, dated February 16, 2017, by and between IMMU and Broadridge Corporate Issuer Solutions, Inc. (the “Warrant Agent”)

1.2.6                    “Warrant Certificate” means the warrant certificate, dated as of February 16, 2017, by and between IMMU and the Warrant Agent, issued in favor of SGEN.

2                               EFFECTIVE DATE AND TERMINATION

2.1                     This Termination Agreement is expressly conditioned on the dismissal with prejudice of the Action by the Delaware Court of Chancery as against SGEN, and shall be effective as of the date the dismissal with prejudice of the Action as against SGEN becomes final (the “Termination Effective Date”).

2.2                     Upon the Termination Effective Date, the License Agreement shall automatically terminate, subject to the terms of this Termination Agreement.

2.3                     Except as expressly set forth in this Termination Agreement, as of the Termination Effective Date, each Party shall no longer have any rights or obligations under the License Agreement, and all rights granted or transferred, or intended or purported to be granted or transferred, by IMMU in the License Agreement with respect to Regulatory Approvals, Regulatory Materials, Licensed Products, Licensed Molecules, Transferred Materials, Company Patents, or Company Know-How automatically revert back to IMMU.  Notwithstanding the foregoing, the following provisions of the License Agreement shall survive termination: Sections 11.1 (modified with respect to IMMU-132 Information as described in Section 14.4(a) of the License Agreement), 11.2 (other than subsections (a) and (b), which shall not survive, and replacing each reference to “this Agreement” in Section 11.2 with “this Termination Agreement”), 11.3  (other than the fourth sentence thereof), 12.3 (solely for purposes of Section 4.4 below), 13.3, 14.4(a) (subject to Section 3.1 of this Termination Agreement), and 14.5(l), and Article 15; provided that Sections 11.1 and 11.3 shall not limit either Party from disclosing or using any Confidential Information of the other Party in connection with any transaction involving the other Party.

2.4                     Without limiting Section 2.3 above, each Party agrees that, as of the Termination Effective Date: (a) it is owed no further payments or reimbursements under the License Agreement; (b) the Effective Date of the License Agreement never occurred and therefore no licenses described in the License Agreement ever became effective; and (c) under no circumstances will the licenses under the License Agreement become effective in the future.

2.5                     In the event that the Court declines to dismiss the Action against SGEN, or if the Termination Effective Date does not occur on or before October 1, 2017, any Party may terminate this Termination Agreement upon written notice to the other Party.  Upon termination, this Agreement shall be null and void and of no further effect.

3                               OTHER AGREEMENTS OF THE PARTIES

3.1                     From and after the Termination Effective Date, each Party shall comply with its obligations under Section 14.4(a) of the License Agreement, it being understood that (i) as an alternative to returning the specified records and materials, either Party can elect to destroy such records and materials after the date that any judgment or dismissal of the Action becomes final and certify such destruction in writing to the other Party; (ii) the obligation to return or destroy shall not apply to electronic copies of such records and materials that are created pursuant to automatic archiving or back-up procedures on secured central storage servers and cannot reasonably be deleted; and (iii) neither Party retains any rights or licenses to any of the other Party’s Confidential Information.  Notwithstanding Section 14.4(a) of the License Agreement, neither Party shall be permitted to retain archival copies of the other Party’s Confidential Information (other than copies, summaries, or extracts of the terms of the License Agreement, including, without limitation, drafts thereof and copies of any term sheets and communications used or made in the negotiation thereof, and except as provided in Section 3.1(ii) above).  Notwithstanding the foregoing, any materials produced by any Party in the Action shall be governed solely by the terms of the confidentiality order entered in the Action.

3.2                     From and after the Termination Effective Date, IMMU shall have the rights described in Section 14.5(l) of the License Agreement.

3.3                     Notwithstanding anything to the contrary in the License Agreement, Section 14.5 of the License Agreement shall not apply, except as set forth in Sections 3.2 above.

3.4                     On the same date that this Termination Agreement is executed, the agreement attached hereto as Exhibit A shall be executed and delivered to Seattle Genetics.

3.5                     IMMU acknowledges that, notwithstanding the termination of the License Agreement, SGEN will retain ownership of the Three Million Shares (3,000,000) of IMMU’s common stock, par value $0.01 per share (“Common Stock”), purchased by SGEN pursuant to the Stock Purchase Agreement.

3.6                     Within five (5) business days of the Termination Effective Date, IMMU shall (i) execute an amendment to the Warrant (such amendment to be in the form as forth on Exhibit C) with the Warrant Agent (the “Warrant Amendment”), (ii) execute an amendment to the Warrant Certificate (such amendment to be in the form as set forth on Exhibit D) with the Warrant Agent (the “Warrant Certificate Amendment”) and (iii) deliver the Warrant Amendment and Warrant Certificate Amendment, each as fully executed by both IMMU and the Warrant Agent, to SGEN.  IMMU represents and warrants that at the time of their delivery to SGEN pursuant to clause (iii) above, each of the Warrant Amendment and Warrant Certificate Amendment shall have been duly authorized, executed and delivered by IMMU and, assuming due authorization, execution and delivery thereof by the Warrant Agent, constitute a valid and legally binding obligation of IMMU enforceable against IMMU in accordance with its terms.

3.7                     For purposes of clarity, the Parties hereby acknowledge and agree that (i) the Standstill Letter Agreement, entered into by and between SGEN and IMMU, dated November 16, 2016, and (ii) the Confidential Information Agreement, entered into by and between SGEN and IMMU, dated as of

June 3, 2016 (the “Confidential Information Agreement”) are both terminated and of no further force and effect.

3.8                     Neither Party shall make, permit any of its directors, officers, employees, or agents to make, or knowingly encourage any other person or entity to make, any public or private statement relating the License Agreement, its negotiation, or its termination, or relating to the litigation described in Section 1.2.2 above, whether written or oral, that disparages, defames, is derogatory about, or misrepresents the rights or actions of the other Party or any of its directors, officers, employees, or agents.  The Parties expressly agree that this provision does not apply with respect to statements made by any Party in litigation relating to the same subject matter.

3.9                     From and after the Termination Effective Date, the Parties have agreed to modify the terms of that certain Registration Rights Agreement between the Parties, dated as of February 10, 2017 (the “Registration Rights Agreement”), as follows:

3.9.1                    All references in Section 2.1(a) of the Registration Rights Agreement to “one hundred twenty (120)” shall be replaced with “one hundred eighty (180)”, and all references to “one hundred eighty (180)” shall be replaced with “two hundred forty (240)”.

3.9.2                    All references in Section 2.1(b)(i) of the Registration Rights Agreement to “one hundred twenty (120)” shall be replaced with “one hundred eighty (180)”.

3.9.3                    All references in Section 2.1(b)(ii) of the Registration Rights Agreement to “one hundred eighty (180)” shall be replaced with “two hundred forty (240)”.

4                               RELEASE AND DISCHARGE; INDEMNIFICATION

4.1                     Effective on the Termination Effective Date, each Party, on behalf of itself and, to the fullest extent permitted by law, each of its Related Persons, hereby irrevocably, unconditionally and completely releases and discharges the other Party (along with such other Party’s Related Persons) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each and every Released Claim.

This Termination Agreement shall be effective as a general release of all Released Claims.

4.2                     The Parties agree that this Termination Agreement is made without admission of wrongdoing or wrongful intent on the part of any Party, and nothing in this Termination Agreement shall be construed as an admission of any such wrongful act, whether negligent, intentional or otherwise, or any such wrongful intent towards any Party or otherwise.

4.3                     Each Party hereby represents and warrants to the other Party that, as of the date this Termination Agreement is executed and continuing through to the Termination Effective Date: (a) it is fully entitled and duly authorized to give the respective releases contained herein; and (b) it has not assigned any of the rights or causes of action released herein.

4.4                     Each Party shall defend, indemnify, and hold the other Party and its Affiliates and their respective officers, directors, employees, and agents (the “Indemnitees”) harmless from and against any and all Third Party claims, suits, proceedings, damages, expenses (including court costs and reasonable attorneys’ fees and expenses) and recoveries (collectively, “Losses”) to the extent that such Losses arise out of such Party’s breach of any representation or warranty made in Section 4.3 above.  The procedure set forth in Section 12.3 of the License Agreement will apply to any indemnity under this Section 4.4.

4.5                     The obligations incurred pursuant to this Termination Agreement shall be in full and final disposition of the Released Claims.  It is the intention of the Parties that the releases set forth herein eliminate all further risk and liability relating to the Released Claims, and that the Termination Agreement shall be a final and complete resolution of all disputes asserted or which could be or could have been asserted with respect to the Released Claims, including without limitation any third party claims for contribution in accordance with 10 Del. C. §6304 and any similar laws or statutes.  Each party agrees pursuant to 10 Del. C. §6304(b) that the damages recoverable against any other alleged joint tortfeasor will be reduced to the extent of the pro rata shares, if any, of any person or entity released by this Termination Agreement.

5                               COSTS

5.1                     Each Party shall be responsible for its costs and expenses (including legal fees) incurred on its behalf in connection with the all matters included within the Released Claims as well as the negotiation and preparation of this Termination Agreement.

5.2                     Each Party shall bear its own costs for performing any obligations described in this Termination Agreement.

6                              CONFIDENTIALITY

6.1                     The terms of this Termination Agreement shall be treated as Confidential Information of both Parties according to Sections 11.1, 11.2, and 11.3 of the License Agreement (which shall survive the termination of the License Agreement as and to the extent provided in Section 2.3 above); provided, however, that the Parties’ non-disclosure and non-use obligations for such terms of the Termination Agreement shall continue until the ten (10) year anniversary of the Termination Effective Date; provided, further that such non-disclosure and non-use obligations shall not limit either Party from disclosing or using any Confidential Information of the other Party in connection with any transaction involving the other Party.

6.2                     Subject to Section 4, the Parties agree that this Termination Agreement in no way interferes with or limits the right of any person, including, but not limited to, IMMU, SGEN, and venBio Select Advisor LLC (“venBio”), to pursue claims against any other person or persons except as expressly provided herein or in the agreement entered into by IMMU, SGEN and venBio in the form of Exhibit A.

6.3                     Notwithstanding anything in this Termination Agreement, the License Agreement or the Confidential Information Agreement, nothing in this Termination Agreement, the License Agreement, or the Confidential Information Agreement shall be construed to limit (i) the disclosing Party’s, the receiving Party’s, or any of their respective Affiliates’ or representatives’ rights to independently develop or acquire products, services, or technology without use of the other Party’s Confidential Information or (ii) either Party from disclosing or using any Confidential Information of the other Party in connection with any transaction involving the other Party. Further, notwithstanding anything in this Termination Agreement, the License Agreement or the Confidential Information Agreement, the receiving Party shall be free to use for any purpose any residuals resulting from consideration of the disclosing Party’s Confidential Information; provided that the receiving Party shall not disclose the disclosing Party’s Confidential Information except as expressly permitted pursuant to the terms herein (it being understood that either Party may disclose or use any Confidential Information of the other Party in connection with any transaction involving the other Party). The term “residuals” means information in intangible form, which is retained in memory by persons who have had access to Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither the receiving Party nor any of its Affiliates or representatives shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work or inventions resulting from the use of residuals.  However, this Section 6.3 shall not be deemed to grant to the receiving Party a license, whether express or implied, under the disclosing Party’s trademarks, copyrights, or Patents. The disclosing Party understands and acknowledges that the receiving Party and/or its Affiliates or representatives may currently or in the future be developing information, knowledge, or technology internally, or obtaining information, knowledge or technology from other persons, that may be similar to information, knowledge, or technology contained or reflected in the disclosing Party’s Confidential Information.  In addition, the disclosing Party understands and acknowledges that the receiving Party and/or its Affiliates or representatives may have, or in the future may enter into, relationships with other persons having pre-existing relationships with the disclosing Party and/or its Affiliates or representatives.  Provided that each Party complies with its obligations contained herein, and except as otherwise expressly provided herein, none of this Termination Agreement, the License Agreement, or the Confidential Information Agreement shall in any way limit, restrict, or preclude either Party from pursuing any of its present or future business activities or interests or from entering into any agreement or transaction with any Person, regardless of whether such business activities or interests are competitive with the business activities or interests of the other Party and regardless of whether the subject matter of any such agreement or transaction is in any way similar to the transaction contemplated by the License Agreement and/or any Confidential Information.

7                               COMMUNICATION; NON-USE OF NAME AND LOGO

7.1                     Any press release, public announcement and other public communication regarding the License Agreement and this Termination Agreement (including the agreement contemplated by Exhibit A hereto) must be coordinated between the Parties and is subject to mutual consent prior to release, except to the extent required by Applicable Law, including without limitation by the rules or regulations of the U.S. Securities and Exchange Commission or similar regulatory agency in a country other than the U.S. or the rules of any stock exchange or Nasdaq.  Notwithstanding the foregoing, either Party shall be entitled to communicate and answer inquiries regarding the termination of the License Agreement in accordance with the statement set forth in Exhibit B; provided that no Party may make any public disclosures regarding the Termination Agreement until after 5:00 A.M. Eastern Daylight Time on May 5, 2017.

7.2                     The Parties shall promptly, but no later than five business days after the Termination Effective Date, remove all references to the other Party’s name and logo from its websites, presentations, and promotional material and neither Party may use the name, trademarks, trade names or logo of the other Party, without the express written consent of the other Party, except to the extent required by Applicable Law, including without limitation by the rules or regulations of the U.S. Securities and

Exchange Commission or similar regulatory agency in a country other than the U.S. or the rules of any stock exchange or Nasdaq.

8                               MISCELLANEOUS

8.1                     Article 15 of the License Agreement shall apply in case of disputes and controversies in relation to this Termination Agreement.

8.2                     This Termination Agreement and the surviving provisions of the License Agreement set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof.  No subsequent alteration, amendment, change or addition to this Termination Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

8.3                     Neither Party may assign or transfer this Termination Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment or transfer without the other Party’s consent to its Affiliates or to a Third Party successor to substantially all of the business of such Party to which this Termination Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction.  Any permitted assignment shall be binding on the successors of the assigning Party.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 8.3 shall be null, void and of no legal effect.

8.4                     This Termination Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document. The Parties agree that signatures transmitted by electronic means (e.g. facsimile or a scanned version of the executed agreement in PDF format attached to an e-mail) shall bind the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Termination Agreement as of the dates set forth below (but which Termination Agreement shall be effective as of the Termination Effective Date).

IMMUNOMEDICS, INC.		SEATTLE GENETICS, INC.

By:	/s/ Michael R. Garone	By:	/s/ Clay B. Siegall

Name:	Michael R. Garone	Name:	Clay B. Siegall

Title:	Vice President, Finance & CFO	Title:	President & CEO

Date:	May 4, 2017	Date:	May 4, 2017

Exhibit A

AGREEMENT

This Agreement, dated as of May 4, 2017 (the “Agreement Date”), is entered into among venBio Select Advisor, LLC (“venBio”), Seattle Genetics, Inc. (“Seattle Genetics”), and Immunomedics, Inc. (“Immunomedics,” and together with Seattle Genetics and venBio, the “Parties”).

WHEREAS, venBio asserted claims against Seattle Genetics and others on February 13, 2017 in the case captioned venBio Select Advisor LLC v. Goldenberg, 2017-0180-JTL (Del. Ch.) (the “Action”); and

WHEREAS, venBio has determined, and Immunomedics recognizes, that the Termination Agreement between Immunomedics and Seattle Genetics (the “Termination Agreement”) will render the claims asserted by venBio against Seattle Genetics in the Action moot and/or otherwise unsuitable for further pursuit; and

WHEREAS, the Parties wish to resolve the Action as it relates to Seattle Genetics,

NOW, THEREFORE, the Parties agree as follows:

1.                                      Each capitalized term used herein, but not defined, shall have the meaning as specified in the License Agreement or the Termination Agreement.

2.                                      Within three business days of the Agreement Date, the Parties agree that venBio and Immunomedics shall seek to voluntarily dismiss with prejudice all claims against Seattle Genetics in the Action in accordance with Delaware Court of Chancery Rules.

3.                                      venBio expressly reserves the right to seek an award of attorneys’ fees and reimbursement of expenses from Immunomedics based upon the benefits conferred to Immunomedics and its stockholders through the Action.  venBio reserves the right to negotiate such an award with Immunomedics, and if successful, (i) to the extent the Status Quo Order is still in effect in Goldenberg v. Aghazadeh, C.A. No. 2017-0163-JTL (Del. Ch.) (the “225 Action”), Immunomedics will seek Court approval of such agreed fees and expenses, or (ii) if the Status Quo Order is no longer in effect, Immunomedics and venBio will advise the Court that they have reached an agreement with respect to such fees and expenses, and Immunomedics will provide notice of such agreement through a Form 8-K filing.  Seattle Genetics will take no position on any of these issues.

4.                                      Effective as of the Termination Effective Date, except for the obligations to be performed under this Agreement, venBio on behalf of itself and, to the fullest extent permitted by law, each of its officers, members, directors, shareholders, successors, predecessors, assigns, representatives, attorneys, agents, affiliates, employees, parents, subsidiaries, beneficiaries, executors, heirs, administrators, and/or any other person or entity acting under its direction or control (collectively, the “venBio Parties”), hereby releases, acquits, and forever discharges Seattle Genetics and its officers, directors, shareholders, successors, predecessors, assigns, representatives, attorneys, agents, affiliates, employees, parents, subsidiaries, beneficiaries, executors, heirs, administrators, and/or any other person or entity acting under the direction, control, or on behalf of Seattle Genetics (the “SeaGen Releasees”) from and against any and all debts, demands, actions, suits, damages, losses, sanctions, obligations, costs, claims, and/or causes of action, whether known or unknown, direct or derivative, asserted or unasserted, past or present, suspected or unsuspected, liquidated or unliquidated, arising in common law, by statute or by equity, based on contract, tort, or otherwise, or any other form of injury that the venBio Parties now have or ever had against the SeaGen Releasees arising out of or relating to the License Agreement, Stock Purchase Agreement, Registration Rights Agreement, the Warrant and/or the Warrant Certificate (in each case as amended, as applicable) and the process and negotiations leading up to the License Agreement, Stock Purchase Agreement, Registration Rights Agreement, the Warrant and/or the Warrant Certificate (in each case as amended, as applicable), the underlying transactions between Seattle Genetics and Immunomedics, and/or all matters relating to or that were or could have been raised in the Action and/or the commencement, prosecution, or settlement of the Action from the beginning of time until the date of this Agreement (the “Released venBio Claims”).

5.                                      Effective as of the Termination Effective Date, except for the obligations to be performed under this Agreement, Seattle Genetics on behalf of itself and, to the fullest extent permitted by law, each of its officers, directors, shareholders, successors, predecessors, assigns, representatives, attorneys, agents, affiliates, employees, parents, subsidiaries, beneficiaries, executors, heirs, administrators, and/or any other person or entity acting under the direction, control, or on behalf of Seattle Genetics (collectively, the “SeaGen Parties”) hereby releases, acquits, and forever discharges venBio and each of its officers, members, directors, shareholders, successors, predecessors, assigns, representatives, attorneys, agents, affiliates, employees, parents, subsidiaries, beneficiaries, executors, heirs, administrators, and/or any other person or entity acting under the direction, control, or on behalf of venBio (the “venBio Releasees”) from and against any and all debts, demands, actions, suits, damages, losses, sanctions, obligations, costs, claims, and/or causes of action, whether known or unknown, direct or derivative, asserted or unasserted, past or present, suspected or unsuspected, liquidated or unliquidated, arising in common law, by statute or by equity, based on contract, tort, or otherwise, or any other form of injury that the SeaGen Parties now have or ever had against the venBio Releasees arising out of or relating to the License Agreement, Stock Purchase Agreement, Registration Rights Agreement, the Warrant and/or the Warrant Certificate (in each case as amended, as applicable) and the process and negotiations leading up to the License Agreement, Stock Purchase Agreement, Registration Rights Agreement, the Warrant and/or the Warrant Certificate (in each case as amended, as applicable), the underlying transactions between Seattle Genetics and Immunomedics, all matters relating to or that were or could have been raised in the Action, and/or the commencement, prosecution, or settlement of the Action from the beginning of time until the date of this Agreement (the “Released SeaGen Claims”); provided that the releases in this Section 5 shall not apply to Immunomedics and its Related Persons, the release of which is governed by the Termination Agreement.

6.                                      Each Party represents and warrants that (i) it has the legal power and authority to execute this Agreement and that its signatory has full power and authority to execute the releases on

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behalf of such Party and (ii) it has not assigned any of the rights or causes of action released herein.

7.                                      The obligations incurred pursuant to this Agreement shall be in full and final disposition of the Action as it relates to Seattle Genetics, the Released venBio Claims, and the Released SeaGen Claims. It is the intention of the Parties that this Agreement eliminate all further risk and liability relating to the Released venBio Claims and the Released SeaGen Claims, and that this Agreement shall be a final and complete resolution of all disputes asserted or which could be or could have been asserted with respect to the Released venBio Claims and the Released SeaGen Claims, including without limitation any third party claims for contribution in accordance with 10 Del. C. §6304 and any similar laws or statutes.  venBio agrees pursuant to 10 Del. C. §6304(b) that the damages recoverable against any alleged joint tortfeasor of the SeaGen Releasees will be reduced to the extent of the pro rata shares, if any, of the SeaGen Releasees.

8.                                      For the avoidance of doubt, except as provided expressly herein, this Agreement does not affect any claims asserted by venBio against any other defendant in the Action.

9.                                      Neither Party shall make, permit any of its directors, officers, employees, or agents to make, or knowingly encourage any other person or entity to make, any public or private statement relating the License Agreement, its negotiation, or its termination, or relating to the Action, whether written or oral, that disparages, defames, is derogatory about, or misrepresents the rights or actions of the other Party or any of its directors, officers, employees, or agents.  The Parties expressly agree that this provision does not apply with respect to statements made by any Party in litigation relating to the same subject matter.

10.                               Any press release, public announcement and other public communication regarding the License Agreement, the Termination Agreement and this Agreement must be coordinated between the Parties and is subject to mutual consent prior to release, except to the extent required by applicable law, including without limitation by the rules or regulations of the U.S. Securities and Exchange Commission or similar regulatory agency in a country other than the U.S. or the rules of any stock exchange or Nasdaq.  Notwithstanding the foregoing, either Party shall be entitled to communicate and answer inquiries regarding the termination of the License Agreement in accordance with the statement set forth in Exhibit B to the Termination Agreement; provided that no Party may make any public disclosures regarding the Termination Agreement until after 5:00 A.M. Eastern Daylight Time on May 5, 2017.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

vENBIO SELECT ADVISOR LLC		SEATTLE GENETICS, INC.

By:	/s/ Behzad Aghazadeh	By:	/s/ Clay B. Siegall

Name:	Behzad Aghazadeh	Name:	Clay B. Siegall

Title:	Managing Partner	Title:	President & CEO

IMMUNOMEDICS, INC.

By:	/s/ Michael R. Garone

Name:	Michael R. Garone

Title:	Vice President, Finance & CFO

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Exhibit B

Authorized statements by Seattle Genetics:

Periodic/current Reports filed under the Securities Exchange Act of 1934, as amended:

Item 1.01   Entry into a Material Definitive Agreement

On May [   ], 2017,  Seattle Genetics, Inc. (the “Company”) entered into a termination agreement with Immunomedics, Inc. (“Immunomedics”) and a settlement agreement with venBio Select Advisors LLC (“venBio”) and Immunomedics.  The disclosure included under Item 1.02 below is incorporated herein by reference.

Item 1.02.   Termination of a Material Definitive Agreement

On February 10, 2017, the Company entered into a development and license agreement (the “License Agreement”) with Immunomedics that provided for the grant to the Company of exclusive worldwide rights to develop, manufacture and commercialize sacituzumab govitecan (“IMMU-132”) effective upon the closing of the transactions contemplated by the License Agreement. In addition, on February 10, 2017, the Company purchased 3,000,000 shares of Immunomedics common stock at an aggregate purchase price of $14.7 million, and on February 16, 2017, Immunomedics issued the Company a warrant (the “Warrant”) to purchase up to 8,655,804 additional shares of Immunomedics common stock at an initial exercise price of $4.90 per share, which warrant may be exercised until February 10, 2020.  On February 13, 2017, the Company was named a co-defendant in a lawsuit filed by venBio in the Delaware Chancery Court (the “Court”) against the members of the board of directors of Immunomedics pursuant to which, among other things, venBio sought to enjoin the closing of the transactions contemplated by the License Agreement.  On May [  ], 2017, the Company and Immunomedics, Inc. agreed to terminate the License Agreement and to amend the term of the Immunomedics Warrant, and in connection therewith, Immunomedics and venBio agreed to fully settle, resolve and release the Company, and the Company agreed to fully settle, resolve and release Immunomedics and venBio, from all disputes, claims and liabilities arising from the License Agreement and the transactions contemplated thereby, subject to the terms of the termination agreement and settlement agreement.  Under the termination agreement, Immunomedics has agreed to amend the Warrant to be exercisable until the later of December 31, 2017 and the date that is six months following the date that sufficient shares of Immunomedics common stock have been authorized to enable full exercise of the Warrant.  The termination agreement between the Company and Immunomedics and the settlement of the venBio lawsuit against the Company remain subject to Court approval of the dismissal of the venBio lawsuit.  The termination of the License Agreement will be effective as of the date of the Court approval.  Upon the termination agreement becoming effective, Immunomedics will be obligated to amend the term of the Warrant and the Company will not receive any rights to IMMU-132.  The foregoing summary of the material terms of the termination agreement and settlement agreement does not purport to be complete and is subject to, and qualified in its entirety by references to the full text of the agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

SGEN press release:

BOTHELL, WA— DATE, 2017 — Seattle Genetics, Inc.[seattlegenetics.com] (Nasdaq: SGEN), a global biotechnology company, today announced that it has agreed to terminate its license agreement with Immunomedics, Inc. (Nasdaq: IMMU) for sacituzumab govitecan (IMMU-132) and settle the related litigation. The license agreement had not yet closed due to legal action brought by an Immunomedics stockholder challenging the transaction. The termination and settlement remain subject to court approval.

“The Immunomedics transaction would have effectively utilized our substantial expertise in antibody-drug conjugate (ADC) development to advance IMMU-132 for patients in need,” said Clay Siegall, Ph.D., President and Chief Executive Officer of Seattle Genetics. “However, due to significant delays and lack of progress towards closing the deal, we are turning our full attention and resources to our promising pipeline and the substantial opportunities in front of us, including the upcoming topline data readout from the ADCETRIS ECHELON-1 trial and ongoing or planned pivotal trials of vadastuximab talirine (SGN-CD33A) and enfortumab vedotin (ASG-22ME).”

Effective upon the termination of the license, the parties have agreed to fully settle, resolve and release each other from all disputes, claims and liabilities. As part of the termination, Seattle Genetics will continue to hold 3.0 million shares of Immunomedics common stock, as well as a warrant to purchase an additional 8.7 million shares at $4.90 per share exercisable until December 31, 2017.

Authorized statements by Immunomedics:

IMMU press release:

Press Release

Immunomedics and Seattle Genetics reach mutual agreement to dissolve previously agreed upon Exclusive Global Licensing Agreement, returning Sacituzumab Govitecan (IMMU-132) to Immunomedics

Unwinding of the deal releases both companies from all material obligations subject to Court approval; Seattle Genetics maintains its existing equity stake in the Company; Exercise period of IMMU warrants held by Seattle Genetics shortened substantially

These updates include the termination of the previously announced Exclusive Global Licensing Agreement with Seattle Genetics (NASDAQ: SGEN), returning full rights of Sacituzumab Govitecan (“IMMU-132”), the Company’s breakthrough therapy candidate to treat metastatic triple-negative breast cancer (mTNBC), to Immunomedics.

Mutual Termination of Exclusive Global Licensing Agreement with Seattle Genetics

Under the termination agreement, the Company will retain all rights to IMMU-132. Seattle Genetics will maintain its existing equity investment in Immunomedics granted as part of the licensing agreement. Further, the expiration date for the warrants has been shortened to the later of December 31, 2017 and the

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date that is six (6) months following the date on which a sufficient number of shares of the Company’s Common Stock are authorized and reserved for issuance to permit the full exercise of such warrants. In addition, the termination agreement provides that no payments or expense reimbursements shall be made by either party and each party has provided full releases to the other party. Aspects of the mutually agreed upon termination of the licensing agreement between Immunomedics and Seattle Genetics are subject to court approval.

Current Report on Form 8-K

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed on a current report on Form 8-K filed with the SEC on February 10, 2017, the Company entered into a Licensing and Development Agreement (the “Licensing Agreement’) with Seattle Genetics, Inc., a Delaware corporation (“Seattle Genetics”), granting Seattle Genetics a worldwide, exclusive license, including the right to sublicense subject to the terms and conditions of the License Agreement, to develop, manufacture and commercialize sacituzumab govitecan (“IMMU-132”), an antibody-drug conjugate comprising hRS7, SN-38 and the proprietary linker CL-2A, and any second generation antibody-drug conjugates binding to Trop-2 for all human therapeutic uses in all indications (the “Licensing Transaction”). In connection with the Licensing Agreement, the Company and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation, as warrant agent for the benefit of Seattle Genetics, entered into a Warrant Agreement, dated as of February 16, 2017, pursuant to which the Company agreed to execute and deliver to, and in favor of, Seattle Genetics, warrants to acquire up to an aggregate of 8,655,804 shares of Common Stock at an initial exercise price of $4.90 per share (the “SGEN Warrant”).

On May 4, 2017, the Company and Seattle Genetics entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the Company and Seattle Genetics relinquish their respective rights under the Licensing Agreement.  Pursuant to the terms of the Termination Agreement, the Company and Seattle Genetics also agreed to amend the terms of the SGEN Warrant to amend the expiration date from February 10, 2020 to the later of (i) December 31, 2017, and (ii) the date that is six (6) months following the date on which a sufficient number of shares of Common Stock are authorized and reserved for issuance to permit the full exercise of the SGEN Warrant.

The Termination Agreement constitutes an agreement to terminate the License Agreement and is not in any way an admission of liability or breach by either the Company or Seattle Genetics.  The Termination Agreement between the Company and Seattle Genetics and the settlement of the venBio lawsuit against Seattle Genetics remain subject to court approval of the dismissal of the venBio Action.  The termination of the Licensing Transaction will be effective as of the date of the court approval.  In the event the court declines to dismiss the venBio Action against Seattle Genetics, or if the effective date of the Termination Agreement does not occur on or before October 1, 2017, any party to the Termination Agreement may terminate the Termination Agreement upon written notice to such other party.

The description of the Termination Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the Termination Agreement, which is to be filed as an exhibit to the Company’s annual report on Form 10-K for the period ended June 30, 2017.

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EXHIBIT C

AMENDMENT NO. 1 TO WARRANT AGREEMENT

THIS AMENDMENT NO. 1 TO WARRANT AGREEMENT, dated as of May [4], 2017 (this “Amendment”), by and among Immunomedics, Inc., a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation (the “Warrant Agent”).  Defined terms used herein and not otherwise defined shall have the meanings given to them in the Warrant Agreement.

WHEREAS, reference is made to that certain Warrant Agreement, by and between the Company and Broadridge Corporate Issuer Solutions, Inc. as Warrant Agent, dated as of February 16, 2017 (the “Warrant Agreement”), whereby the Company agreed to execute and deliver to, and in favor of, Seattle Genetics, Inc., a Delaware corporation (the “Purchaser”), Warrants to acquire up to an aggregate of 8,655,804 shares of Common Stock (collectively, the “Warrant Shares”) at an initial exercise price of $4.90 per share (the “Exercise Price”);

WHEREAS, the Company and the Purchaser have agreed to terminate that certain Development and License Agreement by and between the Company and the Purchaser, dated as of February 10, 2017 (the “License Agreement”); and

WHEREAS, in connection with the termination of the License Agreement, the parties hereto agree as follows:

1.              Amendment to Warrant Agreement. The first paragraph of Section 6(a) of the Warrant Agreement shall be amended and restated as follows:

“a.  The Warrants shall be exercisable commencing on February 16, 2017.  The Warrants shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under this Agreement shall cease, at the Close of Business on the later of (i) December 31, 2017 and (ii) the date that is six (6) months following the date on which a sufficient number of shares of Common Stock are authorized and reserved for issuance to permit the full exercise of the Warrants (the “Expiry Time”). A Warrant represented by a definitive Warrant Certificate shall be exercisable in accordance with the terms of the Warrant Certificate, including Section 2(a) thereof. Book-Entry Warrants shall be exercisable as follows:”

2.              Miscellaneous.

a.        No Other Amendments; Confirmation. Except as expressly amended by this Amendment, the provisions of the Warrant Agreement are and shall remain in full force and effect.

b.        Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

c.         Counterparts.  This Amendment may be executed in one or more counterparts, and all counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by electronic transmission of the relevant signature pages hereof.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed by its authorized officer as of the date first indicated above.

IMMUNOMEDICS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed by its authorized officer as of the date first indicated above.

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Warrant Agent

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Warrant Agreement]

EXHIBIT D

AMENDMENT NO. 1 TO WARRANT CERTIFICATE

THIS AMENDMENT NO. 1 TO WARRANT CERTIFICATE, dated as of May [4], 2017 (this “Amendment”), by and among Immunomedics, Inc., a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation (the “Warrant Agent”).  Defined terms used herein and not otherwise defined shall have the meanings given to them in the Warrant Certificate.

WHEREAS, reference is made to that certain Warrant Certificate, dated as of February 16, 2017 (the “Warrant Certificate”), by and between the Company and Broadridge Corporate Issuer Solutions, Inc. as Warrant Agent, issued in favor of Seattle Genetics, Inc., a Delaware corporation (the “Purchaser”) pursuant to the Warrant Agreement, by and between the Company and the Warrant Agent, dated as of February 16, 2017 (the “Warrant Agreement”), representing Warrants to acquire up to an aggregate of 8,655,804 shares of Common Stock (collectively, the “Warrant Shares”) at an initial exercise price of $4.90 per share (the “Exercise Price”);

WHEREAS, the Company and the Purchaser have agreed to terminate that certain Development and License Agreement by and between the Company and the Purchaser, dated as of February 10, 2017 (the “License Agreement”);

WHEREAS, in connection with the termination of the License Agreement, the Company and the Warrant Agent have amended the Warrant Agreement as of the date hereof to provide that the Warrants issued thereunder shall expire on the later of (i) December 31, 2017 and (ii) the date that is six (6) months following the date on which a sufficient number of shares of Common Stock are authorized and reserved for issuance to permit the full exercise of the Warrants; and

WHEREAS, in connection with the termination of the License Agreement and the amendment to the Warrant Agreement, the parties hereto agree as follows:

3.              Amendment to Warrant Certificate. The Preamble of the Warrant Certificate shall be amended and restated as follows:

“THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, Seattle Genetics, Inc. (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, including, without limitation, the limitations on the exercisability of the Warrant set forth in Section 2(c)(i)(B) hereof, and in the Warrant Agreement between the Company and the Warrant Agent (as defined below) (as may be amended from time to time, the “Warrant Agreement”), at any time on or after the Original Issue Date and at or prior to 5:00 p.m. (New York time) on the later of (i) December 31, 2017 and (ii) the date that is six (6) months following the date on which a sufficient number of shares of Common Stock are authorized and reserved for issuance to permit the full exercise of the Warrants (the “Expiry Time”) but not thereafter, to subscribe for and purchase from Immunomedics, Inc., a Delaware corporation (the “Company”), up to 8,655,804 shares (the “Warrant Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), subject to adjustment as provided herein. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is being issued pursuant to that certain Stock Purchase Agreement, dated as of February 10, 2017, by and between the Company and Seattle Genetics, Inc., a Delaware corporation (the “Purchaser”), (this Warrant, together with any other warrants issued pursuant to the Warrant Agreement or following the partial exercise, transfer, exchange or replacement of this Warrant or such warrants, collectively, the “Warrants”). The Company and the Purchaser have also entered into that certain Registration Rights Agreement, dated as of February 10, 2017, whereunder, among other things, the Company has agreed to file a registration statement on Form S-3 (the “Registration Statement”) with respect to all of the Warrant Shares  on or before June 10, 2017, have such Registration Statement declared effective on or before August 9, 2017 and keep such Registration Statement continuously effective until the date by which all of the Warrant Shares and certain other registrable securities covered by such Registration Statement have been sold.”

4.              Miscellaneous.

a.        No Other Amendments; Confirmation. Except as expressly amended by this Amendment, the provisions of the Warrant Certificate are and shall remain in full force and effect.

b.        Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

c.         Counterparts.  This Amendment may be executed in one or more counterparts, and all counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by electronic transmission of the relevant signature pages hereof.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed by its authorized officer as of the date first indicated above.

IMMUNOMEDICS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed by its authorized officer as of the date first indicated above.

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Warrant Agent

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Warrant Certificate]